Exhibit 10.2

Promissory Note

FOR GOOD AND VALUABLE CONSIDERATION, the receipt of sufficiency of which is hereby acknowledged, Branded Legacy, Inc., a Utah company, with its principal place of business at 250 National Pl., #162, Longwood, FL 32750 (hereinafter “Borrower”), hereby promises to pay to the order of RB Crown Consulting, LLC., with its principal place of business at in Winter Park, FL 32789 (hereinafter “Lender”), the sum, in United States dollars, of $2,500 (the “Debt”). The Lender may transfer this Note with the prior written approval of Borrower, such approval not to be unreasonably withheld. The Lender or anyone who takes this Note by Transfer and who is entitled to receive payments under this Note is called the “Note Holder”.

Payment -- On the day ten (2) years from the date hereof, Borrower will pay to the Lender or Note Holder the sum of $2,500.

This Note may be prepaid in full at any time without cost or penalty to Borrower. If the Borrower fails to make payment in the full on or before the Maturity Date, Borrower agrees to pay a late charge to Lender or Note Holder in the amount of $1,000 per month until payment in full.

Conversion – The Debt shall not be convertible into common stock of the Borrower.

Collateral – The Debt shall be unsecured.

Acceleration – If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender shall become due immediately, without demand or notice.

1)	The dissolution of the Borrower;
2)	The filing of bankruptcy proceedings involving the Borrower as a debtor;
3)	The application for the appointment of a receiver for the Borrower;
4)	The making of a general assignment for the benefit of the Borrower’s creditors;
5)	The insolvency of the Borrower;
6)	A misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit;
7)	Failure of the Borrower to fulfill any obligations under this Note.

If Borrower fails to cure said default within thirty (30) days of receipt of notice regarding said default, Lender may, at its sole discretion, exercise any rights and remedies available to Lender under all applicable state and federal laws. If payment under this Note is not paid on or before the Maturity Date, the Borrower promised to pay all costs of collection, including reasonable attorney’s fees if allowed under state law, whether or not a lawsuit is commenced as a part of the collection process. No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability or obligations of the Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender’s option. A decision by the Lender not to exercise any remedy under the terms of this Note does not waive Lender’s right to exercise that remedy at a later date.

Liability of Business Borrower—Each person signing the Note on behalf of a corporation, limited liability company, or other business entity hereby acknowledges and agrees that (1) they are fully authorized to act on behalf of the Borrower and to bind the Borrower for the purposes of the Note; and (2) the Borrower is a duly authorized and existing corporation, limited liability company or other business entity in the state in which they are organized and/or located.

Waiver—The undersigned and all other parties to this Note waive demand, presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder or to this Note. All parties agree and acknowledge the terms “Borrower”, “Lender” and “Note Holder” as used herein are valid and constitute identical meaning whether employed in singular or plural form, and may represent natural or legal personalities, as applies.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain in full force and effect.

Borrower

Branded Legacy, Inc.

Dated: September 21, 2020	By:	/s/ Jermain Strong
Print Name: Jermain Strong
	Title:	Chief Executive Officer